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                                                                   EXHIBIT 10.41

                                          June 1, 2001

Mr. Joseph L. Mullen
One Berkshire Road
Wellesley, MA 02181

Dear Joe:

   Reference is made to your employment agreement with Bottomline Technologies
(de), Inc. (the "Company") dated as of December 3, 1998 (the "Agreement").

   By delivery and execution of this letter, the Company hereby agrees to continue the Agreement for an additional 24-month period commencing December 3, 2001 and ending on December 3, 2003, unless sooner terminated in accordance with the provisions of Section 5 of the Agreement. For all purposes of the Agreement, such extension shall be deemed a portion of the Employment Period, as defined in the Agreement.

   In all respects, the Agreement shall remain in full force and effect, as so extended, provided, however, that:

   1.It is agreed and acknowledged that your current title, for purposes of the Agreement, is President, and that the first sentence of Section 2 of the Agreement is hereby amended accordingly.

   2.It is further agreed that your current annual base salary is $235,000, and that Section3.1 of the Agreement is hereby amended accordingly. Further salary, bonus and option adjustments may be made from time to time in accordance with the terms of the Agreement as so extended.

   3.It is further agreed that in the event of the termination of your employment with the Company other than for "cause", as defined in the Agreement, (i) all options held by you shall immediately vest and (ii) you shall have a period of two years (or the remainder of the option term if less than two years) after the date of termination to exercise all options you hold; provided, however, the automatic vesting under this particular provision shall not apply to any prior grant of options at a strike price less than the closing price of Bottomline's stock on the date hereof, unless subsequently provided for at a later date by a vote of the Board or the Compensation Committee.

   By execution of this letter, you hereby agree to the foregoing extension of the Agreement, and reaffirm your obligations under the Agreement.

                                          Very truly yours,

                                          Daniel M. McGurl
                                          Chairman of the Board
                                          and Chief Executive Officer

Agreed to and Acknowledged By:

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Cc: Mr. Joseph Leo Barry
   Mr. James Zilinski